UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 1, 1995

                 Financial Services Corporation of the Midwest
             (Exact name of registrant as specified in its charter)


       Delaware                           0-8673                 36-2301786
(State or other jurisdiction           (Commission             (IRS Employer
of incorporation or organization)      File Number)          Identification No.)


224 - 18th Street, Suite 202, Rock Island,  Illinois             61201-8737
      (Address of principal executive offices)                   (Zip Code)


                                 (309) 794-1120
                         (Registrant's telephone number)

Item 5.       Other Events

The principal asset of Financial Services Corporation of the Midwest ("FSCM") is its total stock ownership in THE Rock Island Bank ("TRIB"). As of September 30, 1995, such investment comprised 93% of FSCM's total, parent company only, assets.

TRIB, a commercial bank, is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation. TRIB operated under a charter granted in 1974 by the State of Illinois until November 1, 1995. On that date, under authority received from the Office of the Comptroller of the Currency, TRIB:

     o became a national association called THE Rock Island Bank, National Association;
     o relocated the head office of the new national association to 3120
       Middle Road,  Bettendorf,  Iowa;
     o converted  the former head office at 230-18th Street,  in downtown
       Rock Island,  Illinois to a branch office;
     o retained all other existing branch offices in Rock Island and East Moline, Illinois;
     o was able to exercise  trust powers in both Illinois and Iowa; and
     o has permission to increase investment in fixed assets.

Due to its location, TRIB services a bi-state market area. It has been a long-term management goal that TRIB be able to offer convenient retail banking services to both its Illinois and Iowa Quad Cities customers. A disproportionally higher level of lending activity than retail deposit activity currently exists in TRIB's Iowa customer base due to the lack of customer convenience caused by restrictive interstate retail deposit regulations. Management anticipates that with the opening of the Bettendorf office, retail deposit activity will increase.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FINANCIAL SERVICES CORPORATION OF THE MIDWEST


Date:  November 28, 1995                      By: /S/ Douglas M. Kratz
                                                  ------------------------------
                                                                Douglas M. Kratz
                                                  President, CEO, CFO, Secretary



                                              By: /S/ Jean M. Hanson
                                                  ------------------------------
                                                                 Jean M. Hanson
                                                  Controller, (Chief Accounting
                                                                        Officer)